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                                    EXHIBIT B

                             JOINT FILING AGREEMENT

               The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of M.G. Products, Inc. dated April 15, 1994 and any amendments thereto signed by each of the undersigned shall be filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Date:  April 15, 1994                       QUANTUM INDUSTRIAL PARTNERS LDC

                                            By: /s/ Sean C. Warren
                                                -------------------------------
                                                Sean C. Warren
                                                Attorney in Fact


                                            QIH MANAGEMENT INVESTOR, L.P.

                                            By: QIH MANAGEMENT, INC.,
                                                General Partner

                                            By:  /s/ Sean C. Warren
                                                 ------------------------------
                                                 Sean C. Warren
                                                 Vice President


                                            QIH MANAGEMENT, INC.

                                            By: /s/ Sean C. Warren
                                                -------------------------------
                                                Sean C. Warren
                                                Vice President


                                            GEORGE SOROS


                                            By: /s/ Sean C. Warren
                                                -------------------------------
                                                Sean C. Warren
                                                Attorney in Fact